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                                                                    Exhibit 99.3

FINAL TRANSCRIPT

CCBN StreetEvents Conference Call TranscriptTWTR - Q2 2004 Tweeter Home Entertainment Group Earnings Conference CallEvent Date/Time: Apr. 27. 2004 / 10:30AM ETEvent Duration: 45 min

CORPORATE PARTICIPANTS

 Joe McGuire
 Tweeter Home Entertainment Group - CFO
 Jeff Stone
 Tweeter Home Entertainment Group - President & CEO
 Philo Pappas
 Tweeter Home Entertainment Group - SVP of Merchandising

CONFERENCE CALL PARTICIPANTS

 Dan Wewer
 Analyst
 Bill Armstrong
 Analyst
 Kelly Chase
 Analyst
 Fred Colbrick
 Analyst
 David Cohen
 Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Tweeter quarterly earnings call. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded. I would now like to turn the conference over to your host, Mr. Joe McGuire, Chief Financial Officer. Mr. McGuire, you may begin.

Joe McGuire - Tweeter Home Entertainment Group - CFO

Good morning everyone. Thanks for participating in Tweeter Home Entertainment Group's fiscal 2004 second quarter earnings conference call. Like the operator said, I'm Joe McGuire and I'm the CFO. Also with us today is Jeff Stone, the President and CEO; Sammy Bloomberg, the founder and Chairman; Philo Pappas, the Company's Senior Vice President of Merchandising.

I'd like to start with a brief statement about forward-looking statements, after which we will discuss the general business for the quarter and then we will review the numbers. After this brief presentation we will open it up to questions.

Certain statements contained in today's press releases and statements that may be made during this conference call, including words such as "expects", "believes", "plans", "anticipates" and similar language constitute forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated.

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Participants are cautioned not to place undue reliance on these forward-looking statements and to refer to recent company filings filed with the SEC for a more thorough discussion of risk factors associated with the company.

Copies of today's press release and all other releases and SEC filings are available at our investor relations website, www.twtr.com.

Now here's Jeff to give us a business summary.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

Good morning everyone.

For the quarter ended March 31, 2004 total revenue increased 4 percent to 189 million from 182 million in the same period last year, while comparable store sales increased 3 percent.

The net loss to the quarter was 4.6 million or 19 cents per share, inclusive of a pre-tax non-cash compensation charge of 5 million for the warrants issued to RetailMasters LLC, our internal consultant. This compares to a net loss of 2.5 million or 10 cents per share for the same period last year. Excluding the non-cash compensation charge, net loss per share was six cents.

Please note that comparisons discussed below relating to cost of sales and selling expenses are before the quarterly effect of the EITF 02-16 reclassification of $8.2 million.

Excluding the non-cash compensation charge, our operating loss was 2.2 million compared to an operating loss of 3.3 million last year. As a percentage of revenue the operating loss was 1.2 percent compared to the operating loss of 1.8 percent last year. This was primarily due to a 70 basis point decrease in gross margins, a 170 point decrease in selling expenses and a 30 basis point increase in corporate and expenses.

As we have mentioned several times recently, we're focused on our longer-term strategies (technical difficulty) In addition, to the charge that we took in the quarter for our arrangement with RetailMasters LLC, we have amassed nonrecurring consultancy charges and agency recruitment fees totaling 2 million in the first half of the year. Excluding those expenses our net income would be in the neighborhood of 4.9 million, more than 75 percent higher than last year. We are not putting a smokescreen around our numbers; the reality is that net-net we posted a profit of 551,000 after six months, and those results are not good, and we're not trying to kid ourselves or anyone else otherwise. However, we are paying attention to what we just shared with you because it is a gauge on how we are attracting ourselves internally. Our expectation is that many of those nonrecurring expenses will just not exist next year.

Here's Joe to put some color into some income statement and balance sheet numbers.

Joe McGuire - Tweeter Home Entertainment Group - CFO

Although our gross margin performance has been better in March and to date, we experienced a decline in the March quarter over the prior year. The decline is attributable to both an increase in the mix and decrease in the margin rate of television products, a fact that we've been communicating for a couple of quarters. The decrease in selling expenses as a percent of sales is primarily the result of declines in net advertising, bank service charges, occupancy costs, insurance expenses and store level compensation costs, much of that resulting from the change in product mix. The $6 million increase in corporate expenses and non-cash compensation charge is mainly attributable to the $5 million of warrants issued to RetailMasters, as well as the 60 basis point increase related to other consulting and professional services fees. This was offset to some degree by decreases in corporate utility and corporate travel expenses.

We're very pleased with our progress managing expenses. On a modestly positive comp we were able to leverage selling expenses substantially year-over-year. On corporate expenses the growth shows a 290 basis point increase, but 60 basis point of that is directly related to consulting fees. Absent the non-cash

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compensation charge and those consulting expenses, our corporate line would have delivered 30 basis point of leverage as well.

We're also pleased with the progress being made on our supply chain inventory management and cash conversions cycle initiatives. We have reduced cash conversions cycle days by seven year-over-year, with the largest contributor being a reduction in days of inventory from 108 a year ago to 98 at the end of March. Net inventory finished for the quarter at 124 million compared to the year earlier inventory ending level of 144 million. This results in a 35 basis point improvement in turns year-over-year, and we still expect to finish the fiscal year with turns above 4.

Discontinued inventory held steady at 10 percent of total, even with that level of declines, as discussed. The aging within Continues to get better. The amount of the discontinued inventory continues to get better. The amount of the disco that was over 180 days declined to 33 percent of the total, down from almost 50 percent at the end of September.

In-stocks for the quarter ran on average at about 87 percent, a continued improvement over both the December and the September quarters. Also contributing to the year-over-year improvement in our cash conversions cycle was a $3.8 million reduction in our accounts receivable balance year-over-year. We're seeing the benefits of this in long-term debt, as it went from 68 million this time last year to 47 million year-over-year, a $21 million decrease. Our expectation is that supply chain initiatives, a key corporate program for this fiscal year, will continue to improve our cash conversions cycle with another couple days lopped off by the end of the year.

Now I will turn it back to Jeff for a review of a couple of other topics before we go to Q&A.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

This morning we also announced a small acquisition in North Carolina, which we believe will be accretive by a couple of cents in fiscal 2005. The six stores, $21 million, highly regarded retailer will leverage our existing store base in North Carolina. The Company has a substantial presence in the home installation business.

Speaking of home installation, our team has been working very hard perfecting our in home installation services model. Being in the home with our customers is a key component of our repositioning strategy. In the March quarter home labor revenue reached 3.5 percent of sales, up from 2.8 percent last year and in dollars increased 30 percent. We're tracking to hit 26 million for the year in labor revenue. Currently approximately 20 percent of our retail sales have labor attached to the ticket.

Our installation crew efficiency, a major factor driving labor profitability, increased 41 percent year-over-year. In other words, the average two-man installation crew installed and filled 41 percent more labor this year than last year.

As we develop the model and further train our folks our goal is to continue to gain efficiencies in this area. With over 400 associates involved in this business segment, and current labor tracking 26 million, Tweeter is the largest custom installer of consumer electronics in the industry. By the time we reach 1 billion in sales our goal is to have $100 million in installation revenue, a number that is somewhat aggressive, but in our opinion achievable.

We believe that we're addressing many of the key issues that companies face as they emerge from a smaller regionalized business enterprise to a national retailer. We continue to cull millions of dollars in operating expenses out of the business and improve our balance sheet.

The one remaining item that nags us is store traffic, and it has nothing to do with whether or not the American consumer likes what we have to offer them. The consumer absolutely loves what we do for them and they continue to tell us in letters and phone calls. It has everything to do with our marketing, which has been ineffective for the last 18 months. With our new SVP marketing and branding in place we look for that to improve over the next several quarters. Once we get more footsteps across the threshold, we're positioned

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for great leverage with the incremental sales due to all the work that has been done and continues to be done on the expense side of the business.

That does it for our prepared remarks, and we would like to open the call for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Dan Wewer, CIBC.

Dan Wewer Analyst

Jeff, I was wanting to see if you could share with us the most significant changes taking place in the product cycle in the next 6 to 12 months, and what benefits or disadvantages that will create for Tweeter.

Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

I think you're going to see the continued emergence of high-definition and newer technology video coming into the marketplace. You'll see flat-panel continue to grow quite a bit. You'll see better, improved panels come into the marketplace. And I think on PTV side -- in the projection television side -- you'll see the continued development of micro display products come into the marketplace and take a bigger and greater share of that piece of the market. Both of those kind of play into our strengths, as they are targeted at better customers and higher price point merchandise.

Dan Wewer Analyst

I'm somewhat confused as to how does this going forward outlook compare or is it different from what we've seen in the last six months. It sounds like a lot of the same themes.

Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

Similar. I think you'll see similar trends. Again, I think what you'll also see is part in video; the LCD category is going to start a get more exciting with larger panels finally entering the marketplace on that side of video.

Dan Wewer Analyst

Just one other question. Jeff, at the end of your comments you talked about ineffective marketing efforts in the last 18 months. If you could just clarify as to what parts of the program failed and what changes you're contemplating in the next two or three quarters.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

Our overall message to the customer -- you have followed us for awhile so you know that we were essentially an electronic media advertiser. We changed that about a year ago, and although that drove some traffic it also drove down margin as we went from a non-sales strategy to a sales strategy. But as we sit and look at ourselves today, the voice -- the brand and what the Company stands for the last 18 months -- has just really not cut through to the customer. And I take responsibility for that since I'm the guy driving the marketing part of the business and it's one of the reasons why we went out and got ourselves a new marketing officer that had really more experience than anybody else, much like we did with Philo when we needed somebody to run the part of the business that just needed some leadership that the size company that we were never had before. Same thing holds true for our marketing.

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And I can't sit here and tell you exactly what that is going to look like because the gentleman has only been with us for three weeks. But I can tell you that he is working on both the longer-term -- the part of our business where we're discussing about repositioning for the longer-term, but also the things that we need to do shorter-term to make the brand I think have more sticking power in the consumer's mind.

There isn't any doubt in our brain that what we do for the customers do come in the store is very highly regarded. We've got great -- at the May analyst day we will share with you some of the customer metric information with you, which we're not totally prepared to do right now. But the amount of money that our better customers spend with us, the amount of times that they come back is absolutely phenomenal. We just don't talk to enough of them the right way. And that's really what we're getting focusing on.

Dan Wewer Analyst

So increasing communication with your better customers?

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

Not only with our better customers, but with other customers that aren't shopping here that have the same -- not just demographics, but psychographics, as our existing customer has -- the better interesting customer has. So instead of taking a print ad and spending $30,000 on it and hitting 800,000 people, that is not a good tactic for us because we don't need to talk to 800,000 customers; we just need to talk to a much smaller group more effectively to get some of the very, very powerful results, which again we will share with you at the analysts day.

Dan Wewer Analyst

Appreciate it and good luck.

Operator

Bill Armstrong.

Bill Armstrong Analyst

I was wondering if you could give us, as you usually do on these calls, a breakout of some of your major sales categories, particularly TV and within that flat-panel TV. Then I have a couple of follow-up questions.

Unidentified Company Representative

Are you looking for mix on that?

Bill Armstrong Analyst

Yes.

Unidentified Company Representative

Video for this quarter ran at 49 percent, our audio business ran at about a 17 percent mix, (indiscernible) 11 percent mix and some miscellaneous stuff that makes up the rest of it.

Bill Armstrong Analyst

How about flat-panel TVs?

Unidentified Company Representative

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As a percentage of the total?

Bill Armstrong Analyst

Yes.

Unidentified Company Representative

Total flat-panels ran at 19 percent for the quarter.

Bill Armstrong Analyst

Versus what a year ago?

Unidentified Company Representative

About ten or twelve.

Bill Armstrong Analyst

Is there any way to quantify the effect that the New England Patriots being in the Super Bowl may have had on your overall sales in the early part of the quarter?

Unidentified Company Representative

The Super Bowl -- every single market in the chain had a very positive affect from the Super Bowl. Obviously the Patriots being in it, there was a better effect there. There was a nice effect in Charlotte (multiple speakers) four or five stores. But across the board the trends are very strong from the Super Bowl.

Bill Armstrong Analyst

Can you tell us how many warrants were issued to RetailMasters or what the share equivalent would be?

Joe McGuire - Tweeter Home Entertainment Group - CFO

I don't have it in front of me. It's in the proxy. But essentially the deal for the RetailMasters warrants -- and it ended up being about four percent in total and four one percent tranches. So whatever that tranche is. I want to say it was about 245,000 shares, but you need to go look for the exact number. But essentially they got a block at 8, a block at 11, a block and 14 and a block at 17.

Bill Armstrong Analyst

The acquisition, what -- I guess I was a little surprise because you have really cut back on expansion the last couple of years. What prompted this acquisition at this time?

Unidentified Company Representative

Part of that, Bill, was availability; part is we're feeling good enough about the progress we're making on our various initiatives that when the opportunity presented itself we felt okay taking it and we feel good about the acquisition economics that relate to it. I think it will essentially have no affect just for the remainder of this year, but should have a positive affect on cash flow this year and earnings next year. It's an anomaly. It's small. It's a $21 million chain.

Bill Armstrong Analyst

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Can you tell us what you paid for it?

Unidentified Company Representative

A little under $4 million. If you compare that to the metrics of the other chains we have bought on both a revenue basis and a per store basis it compares fairly favorably with historical acquisitions.

Bill Armstrong Analyst

Could you just tell us roughly how big these stores are?

Unidentified Company Representative

Yes. They're all eight to ten -- they range from eight to twelve, so they fit very much within our footprint. They are very similar to other smaller acquisitions we've done. And they've been in their markets for almost 30 years. They're a very high-end, highly regarded, excellent position with the consumer. And one of the things that very much attracts us is they're in a very high-growth market.

Bill Armstrong Analyst

Are they profitable either on an EBITDA or an operating basis?

Unidentified Company Representative

Yes.

Bill Armstrong Analyst

Thanks.

Operator

Kelly Chase.

Kelly Chase Analyst

I wanted just a couple additional questions with respect to the acquisition. Can you tell me how many installers you actually acquire with this?

Unidentified Company Representative

No, I don't have that in front of me.

Kelly Chase Analyst

I noticed given the revenue number that you gave in the press release; it looks like their sales per store are a little bit lower than yours. Is that a mix issue? Can you maybe address that?

Unidentified Company Representative

They are atypical of what we've seen in several of our smaller acquisitions. They're cash flow straddled in terms of what they put in inventory in the stores. And my guess is that -- and I was just in three of the stores yesterday -- my guess is that we load a little bit of inventory in there, we will see a very nice sales boost. That was -- actually the owners told me that -- told us prior to it, and it was a very loud message that resonated from the sales floor and the store managers yesterday when I addressed the store managers at 8 o'clock and then when I was in three of the stores in the triangle.

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Kelly Chase Analyst

Can you talk about historically with your past acquisitions we've seen a gross margin kind of hit to the underlying business and a comp deterioration year one. Can you talk about now -- this is the first kind of acquisition you've made since you have somewhat changed your strategy from a marketing standpoint, and could you talk about what we might expect over the next twelve months?

Unidentified Company Representative

This acquisition will be very similar to our Bryn Mawr acquisition, which was our first, and our home entertainment acquisition, which was our third -- smaller companies; focus on the high-end. We will maintain their gross margins and actually because of our improved buying power we should actually improve their gross margins and their sales will grow.

Kelly Chase Analyst

So not the type of comp deterioration --?

Unidentified Company Representative

Absolutely not. It's a totally -- it's more similar to the original Tweeter model than the Sound Advice model was or the HiFi Buys in Atlanta model was where we went in with a plan to actually take their business down and improve their gross margins. We will see both sales escalate and at least some small increase in gross margin.

Kelly Chase Analyst

Moving on to some of the bigger things, with the guidance that you provided for the June quarter, it seems -- I was a little bit disappointed with the fact that it sounds like some of the comp growth that you're seeing just isn't falling to the bottom line the way that I had been anticipating. Looking at your gross profit margins, which relative to where we were back in early 2000 there's definitely -- I don't know if you could call it a permanent deterioration, but they definitely come in in a huge amount. When do you expect to see some of this top-line growth that you're getting really fall through to the earning line?

Joe McGuire - Tweeter Home Entertainment Group - CFO

Obviously the June quarter is our most difficult quarter because it has always been the worst performing quarter of the year. I would expect to see some of what you're looking for show up in September, and then clearly if that trend follows in December as well. We had 12 straight quarters of comp store declines, and so now what we're hoping to do with the June quarter would be to string two in a row of comp store increases together. But clearly what you're seeing is you're seeing us take expenses out and you're seeing margin deterioration, and so you're seeing the underlying operating capability of the company grow stronger. It's not being reflected on income statement yet because the margin deterioration has essentially negated it. But once we are able to turn the top-line around and ones we are able to achieve something of a trend in terms of comp store sales, we expect that to turn and go the other direction.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

On another note, we are still spending money on the future of the business. It impacts short-term profitability, but we're committed through the end of this year to continue to spend the money that we're spending on supply chain and some of our other initiatives because they are absolutely foundation building for us. And it is just providing us with a much better framework to take this business forward. And it is absolutely having an impact on the short-term. And we've made decisions that that's okay with us, that we're not going to forfeit long-term stability for short-term profits.

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Kelly Chase Analyst

I think historically, Joe, you've given some at least (ph) targets on EBIT margins for '04 and '05, and I was just wondering, in kind of getting to those targets do you see gross profit margins returning to the levels that you saw in 2000 and 2001 where they actually peaked I think at about 37 percent?

Joe McGuire - Tweeter Home Entertainment Group - CFO

The answer to that is it depends a lot on mix. We believe that we will be continuing to deal with the rate declines on some of the larger format televisions, probably for the next several quarters as that continues to get more profitable and essentially video margin regresses to the mean (ph) because video margin had grown for us for several years. However, we also believe that as the price of that larger format television comes down that our ability to attach other products and services to that will continue to increase and that that will be the offset for us, much like it happened when the first growth of video happened and we were able to be very successful attaching audio.

So we believe that as those price points come down and it becomes more manageable for a greater portion of our customers, that our ability to attach and sell more a profitable basket will return to historical levels. We believe that we will be able -- that we are suffering gross margin decline now, but that that strategy of continuing to grow and enhance the in-home services basket will be the offset to the growth of the video category.

So whether they will go all the way back to where they were when they peaked, it's hard to say. But we absolutely anticipate them to go up from where they are now. Just finish on that, we're already seeing signs of our ability to have a positive impact on our gross margin as we come a little bit off of the sale strategy and pay a little bit more attention to more focused pricing strategies within categories to manage gross margins.

Based upon mix even within categories we had some great progress when you compare the March quarter to the December quarter on the plasma category where we were able to by being very cautious and judicious with what SKUs we both bought and promoted, we were able to drive the margin of that category up. Now, it got mitigated somewhat in that we had the opposite effect happen in the micro display category because that got far more promotional during the quarter. But it was encouraging to us that the skill sets that we had grown inside of our company years ago in terms of carefully managing mix to drive margin had not left us and that we were fairly successful when we focused on the plasma category.

Now, the micro display category will probably take a little bit more time to fix in that there aren't as many SKUs to work with within that category on the DLP product, and there haven't been traditionally, to try to manage that mix within the category. That will change some as we get through the summer and more and more of our manufacturers will be growing DLP and Elkhoff's (ph) product, and there will be kind of a wider selection of tools for the merchants to choose from as they go and manage the profitability of the category.

Does that all make sense?

Kelly Chase Analyst

No, definitely. Joe, with respect to your comments on the fact that pricing reductions in television will, you think, actually have a positive impact on being able to increase attachment rates and boost margin, given that I think you have said fairly publicly that you're expecting a pretty robust pricing decline in flat panels and high-definition televisions over the Christmas time-frame as all this capacity comes on stream, do you think that we could see a meaningful turnaround in gross profit margins in fiscal '05?

Joe McGuire - Tweeter Home Entertainment Group - CFO

Yes I do.

Kelly Chase Analyst

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Great. Thank you.

Operator

Fred Colbrick (ph).

Fred Colbrick Analyst

I'm getting ready to go out to a tech conference on the West Coast on the weekend, and I'm going to pour more into this. I understand that Intel has this great new ship coming late this year that is going to change television; it is a technological advancement. I think as maybe that gets more press, I don't know whether that helps or has people wait for the year-end. Do you know, first of all, the date of that release or much about it? And secondly, on a broader front, do you think given the ongoing troubles for people in the gross margin department that your business model is where you want it to be or do you think it's in an evolutionary state in a good way, like Amazon's? (indiscernible) has been evolving it and it's getting better.

Unidentified Company Representative

Philo will take the chip question and I'll take the business model question.

Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

I think right now what you are seeing right now in the marketplace is Samsung is really dominating market display with a Texas Instrument chip, which is driving the sales of DLP. I think what you're going to see is Intel come out with their version of that and enter the marketplace and try to get a piece of that business as well. So I'm not sure you're going to see it in the very near future, but it is in their road map to enter into the marketplace, if you will. And we will see what it ends up -- what the chip really ends up looking like, and what it really does, and what manufacturers sign up to import it into their productions.

Unidentified Company Representative

When it gets made into the SKU. The trick to that of course is always the announced date as opposed to the actual ship date. And as we all know, there's usually a variance between those two.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

Regarding your business model, absolutely our business model is evolving. We haven't been real public about what that looks like because we've been spending the last six to nine months putting it together with some of our consultancy folks. We're going to share some of that at the-- although it won't be totally cooked by May 11th, we're going be sharing a bunch of that direction with folks from (multiple speakers) Wall Street.

Yes, our business model is absolutely in an evolutionary state. To be an audio-video only retailer two years from now well just would not be a business for us to be in because I do not think it is going to generate enough enthusiasm for our customer base to be a meaningful entity. We absolutely believe that we can build up the base of what we've always done with our audio and video business and with our customer service model -- call it whatever you want, but the fact that what we do for customers is unlike what Circuit and Best Buy and lots of other folks do. If you come to that, when I talked to you the other day you said you may be coming to that, and you'll hear about some of that then.

Fred Colbrick Analyst

You'll see me there. Joe, I will see you sooner. Great answer.

Operator

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(OPERATOR INSTRUCTIONS) David Cohen (ph).

David Cohen Analyst

Jeff, you have mentioned the -- you made comments about your move to print. I was wondering if you could sort of discuss the thinking that let you to move in that direction, which is something that you hadn't done historically and what your conclusions were in regard to the effectiveness of that.

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

I'm not saying that we will never be in print again; we're just going to be -- we will be in print when it makes -- when there is the most ducks flying, which is Thanksgiving through the Super Bowl, Memorial Day, July 4th, those big traditional periods when it makes sense to be in print. And I will tell you, it's not that when we ran print that it didn't positively impact our business because a lot of weekends it did. But running an ad on February 19th or March 18th for no good apparent reason, since we're not one of those retailers that has low-priced, lots leader (ph) type stuff and is in the paper with great volume all the time, people aren't in the paper looking for us. When there's a lot of people in the market for a certain holiday or certain promotional periods, that's when it makes sense for us to be there.

I will tell you that our biggest issue with being in print is the management of our sales team. With 2000 "consultant sales people" and with a culture that for 10 years had been every day competitive pricing message on the sales floor. Even though we would have 20 items on sale, your sales force says, "we're on sale, so we can take some liberties and go on sale on other items as well." It's difficult for our managers to manage that. Obviously you make your margin by saying, "okay, we're going to put this small group of products on sale and we'll hold the line on everything else," and a customer came in and they said, "well, I see on this 50 inch TV you have $200 off and there's nothing off on this TV." And the salesperson in some occasions said, "okay, we will give you $200 off for this one as well," which doesn't work when you're trying to make your profit model work. So some of it was just the company's ten year lack of experience in managing " on sale sales floor". So it might sound like a stupid answer, but it's what it is.

David Cohen Analyst

Your comment on sort of the (indiscernible) why run widespread print ads on February 18th and March 9th. I guess why did you do that?

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

Because we made a decision to last -- whatever it was -- last Memorial Day weekend our radio advertising was just not being effective. I think in retrospect it was not being effective because we just didn't have the right -- not that was the wrong media; it was the wrong message. We just got very stale and that had not been doing -- you know how long comp declines have been, so you take a look and you say what's the reason for the cost declines.

And by the way, I think it was important for us to try print media because you have to try different things. It just didn't work. Overall, when we look at it a year later, we just say it didn't have the impact that we were really looking for. So we're going to do something else.

David Cohen Analyst

I'm up in Boston and recently saw some ads where the message was centered around the complexity of the choices for the consumer. Is that the sort of message and look and feel to the marketing that we're likely to see or are we still in sort of some transitional period and might even see a change from where we are today?

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

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It will change from where we are today, absolutely. We're in a transitional space right now, hoping to jump out of that transitional space in the very, very near future.

David Cohen Analyst

Last question. You made a comment and response to (indiscernible) question about -- and I may paraphrase incorrectly, which I apologize if I do -- but to be an audio-video only retailer two years from now wouldn't be enough. I guess where does that lead you to? Obviously bundling custom installation service is one thing that you have clearly talked about, a central focus for the business. What else could be a component of that or do we need to wait until the analyst day to see more of that?

Jeff Stone - Tweeter Home Entertainment Group - President & CEO

You have to wait more. I can tell you a couple of things, but I will tell you things that we're thinking about.

First of all, the attachments of more than labor to the audio-video stuff that we sell today is very important, and we're actually getting better and better at certain things, labor just being one of them. But there are other attachments that when you do a whole home job that we will be talking about that we are looking to attach that are higher gross margin.

By the way, our labor at 3.5 percent is nowhere near where we think we can be. And we think we can get it in the mid-term, not short term, to 7.5 to 10 percent. That's not this year, it's not next year, it might not even be the year after, but it will be a substantial part of our business, and when it is it will be a substantial part of our profitability since we believe that we're not that far away -- like a quarter -- from having a nicely profitable labor P&L.

But don't freak out when I say computers, but the media center PC, and what that does and how that manages your content because that's what a media center PC is -- I'm talking about a laptop, I'm not talking about a wall of 600 computers; I'm probably talking about a built BTO model as opposed to an inventory model. So one of the things that we're talking (multiple speakers) by installed and configured and local area networks, all the convergent products that are coming down the pike, that as people have hundreds of movies on their server and thousands of songs on their server how do they manage all that content, how do they manage their photography, how do they send their camcorder movies to their parents states away.

Joe McGuire - Tweeter Home Entertainment Group - CFO

Essentially a lot of this can get summed up as this -- Tweeter will pay a significant role in its customer's lives, giving them access to their content, their digital content, wherever they want in the house. So that is audio distribution, video distribution, data distribution. A large majority of our larger custom jobs all involve networking. We're using wireless networking to distribute audio now. We've put in wired backbones in our customers' homes on a regular basis. We don't ever talk about that. People do not think of Tweeter at the moment as a data enabler of the house or even a person who enables the sort of digital or electronic lifestyle at the home, yet in all of our larger jobs essentially that's the role and the function we fill. What we would tell you is that as time goes on over the next couple of years the number of people in America, and particularly a great deal of increased percentage of our customers, will be wanting to enable that kind of technology and that kind of lifestyle in the house. That's really where we see our role going. There's going to be lots of pieces of that will be moving during the time, and some of it we expect we will try and discard and some of it we will try and will stick. But essentially that being the underlying philosophy of where Tweeter becomes relevant to its customers, what's going to drive that future strategy.

David Cohen Analyst

Lastly, does anyone have a model like that that you see, even if it is on a small-scale --?

Joe McGuire - Tweeter Home Entertainment Group - CFO

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No.

David Cohen Analyst

Thanks a lot.

Operator

There are no further questions at this time.

Joe McGuire - Tweeter Home Entertainment Group - CFO

Everybody, thanks very much for to participating. We will talk to you next quarter. And for those of you that are signed up, we will see you at our analyst day on May 11th. Thanks again.

Operator

Ladies and gentlemen, this does conclude today's conference. Thank you for your participation and have a wonderful day. You made all disconnect.

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